POWER OF ATTORNEY Know all by these presents, that the undersigned, hereby constitutes and appoints each of Maiy Beth Orson, Justin Schempp, Robin Privette, Michael Hoemer, Chance Huber, Cindy Thomas and Gregory Parisi, signing singly, such person's tme and lawful attorney-m-fact to: (1) prepare, execute m such person's name and on such persoB's behalf, and submit to the United States Securities and Exchange Commission (tfae "SEC"), any documents necessary or appropriate to obtain codes, passwords, and passphrases eiiabling such person to make electronic filings with fhe SEC of reports required by Section 16(a) or Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; (2) execute for and on behalf of such person, with respect to holdings of, and transactions in, securities ofPafhward Financial, Inc. ("Pathward"), Forms 3, 4 and 5, and any amendments thereto, in accordance with Section. 16(a) of the Exchange Act and the mles fhereunder; (3) execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities ofPathward, in accordance with Section 13(d) of the Exchange Act and "the mles thereunder, (4) do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any suchFonn3,4or5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar aufhority; and (5) take any other action of any type whatsoever m connection with the foregoing which, in fhe opinion of such attomey-in-fact, may be of benefit to, in the best interest of, or legally required by, such person, it being understood that the documents executed by such attomey-in-fact on behalf of such person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-m-fact's discretion. The undersigned hereby grants to each attomey-m-fact full power and authority to do and perform any and every ac£ and thing whatsoever requisite, necessary, or proper to be done in the exercise of aiiy of the rights and powers herem granted, as fully to all mtents and puiposes as such person might or could do if personally present, with full p ratifying and confimiing all that such attomey-m-fact, or such attomey-in-fact's substitute or substitutes, shaJl lawfully do or cause to be done by virtue of this Power of Attorney and fhe rights and powers herein granted. The undersigned acknowledges fhat each of the foregoing attomeys-in-fact, in serving in such capacity at the request of such person, is not assuming any of such person's responsibilities to comply with Section 16(a) or Section 13(d) of fee Exchange Act. This Power of Attorney amends and restates in its entirety the Power of Attorney for filings with respect to Form 3,4 or 5 or Schedule 13D or 13 G that the undersigned previously signed and delivered to Patfaward. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Fonn 3, 4 or 5 or Schedule 13D or 13G with respect to the holdings of, and traEsactions in, Pattrward securities by tiie undersigned, unless earlier revoked by 1he undersigned in a signed writing delivered to the foregoing attomeys-in-fact. IN WITNESS WHEREOF, the undersigned has caused fhis Power of Attorney to be executed as offhis f j day of November, 2023.is Ctfristopher ^erretta